UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

EQT Exeter Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-273163	88-4108741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Radnor Corporate Center 100 Matsonford Road, Suite 250
Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 828-3200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of J. Peter Lloyd

On September 30, 2026, J. Peter Lloyd notified EQT Exeter Real Estate Income Trust, Inc. (the “Company”) of his decision to resign as Chief Financial Officer of the Company and as a member of the Company’s board of directors (the “Board”). Mr. Lloyd’s resignation is effective as of September 30, 2026.

Mr. Lloyd’s resignation is not a result of any disagreement between Mr. Lloyd and the Company, the Company’s adviser, EQT Real Estate, LLC (the “Adviser” or “EQT Real Estate”), or any other affiliates of the Company, including any disagreement on any matter relating to the Company’s operations, policies, or practices.

Appointment of Interim Principal Financial Officer

On October 1, 2026, the Board of the Company appointed Danielle Domzalski as interim Principal Financial Officer of the Company, effective immediately. Ms. Domzalski will serve in this capacity until a permanent Principal Financial Officer is appointed.

Ms. Domzalski, age 36, has been the Company’s Vice President since August 2026. Additionally, she has served as a Managing Director, CFO Office of EQT Real Estate since January 2026, after previously serving as Director and a Vice President in the CFO Office since May 2022, where her responsibilities include corporate strategy initiatives, financial and operational analysis, forecasting, fund/performance modeling, liquidity management, investor services, and various analytical support to multiple business units within the organization. She is also responsible for cash management/forecasting for EQT Real Estate's closed-end funds in the US as well as other global finance initiatives across the organization. Before joining EQT Real Estate, Ms. Domzalski was a Portfolio Manager at LBC Credit Partners from March 2018 to May 2022 where she focused on evaluating portfolio company financial performance, underwriting add-on acquisitions, syndicating financing to co-lenders, and working through restructuring situations. She also led the firm's valuation processes alongside third-party valuation specialists. Prior to her time at LBC Credit Partners, Ms. Domzalski served on the Portfolio Management team at FS Investments from November 2014 to March 2018. Her role involved evaluating prospective investment opportunities, monitoring fund NAV performance, creating and analyzing various fund financial models, and overseeing fund valuation processes with third-party valuation specialists. Ms. Domzalski began her career in 2012 as an Investment Adviser Representative with ING Financial Partners where she previously held her Series 7 and 66 licenses. Ms. Domzalski is an active CFA® Charterholder. She earned her MBA with a concentration in Finance from the Robert H. Smith School of Business at the University of Maryland. She also earned both a BS in Finance and a BS in Mathematics from the University of Maryland.

There is no arrangement or understanding between Ms. Domzalski and any other person pursuant to which Ms. Domzalski was selected as an officer of the Company.

Ms. Domzalski has no family relationships with any of the Company’s directors or executive officers that would require disclosure under Item 401(d) of Regulation S-K and there are no transactions and no currently proposed transactions between Ms. Domzalski and the Company (or any of its subsidiaries) that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 25, 2026, Ms. Domzalski entered into an indemnification agreement with the Company in connection with her appointment as Vice President of the Company, which remains in effect. Ms. Domzalski’s indemnification agreement is in substantially the same form as those the Company has entered into with each of its directors and officers.

Appointment of Director

On October 1, 2026, the Board appointed Jake Sauerteig to fill the vacant director position on the Board, effective immediately. Pursuant to the advisory agreement among the Company, EQT Exeter REIT Operating Partnership, LP and the Adviser, the Adviser nominated Mr. Sauerteig to fill the vacant director position on the Board, subject to the ultimate approval of such nomination by the Board. Mr. Sauerteig will serve until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualifies.

Mr. Sauerteig, age 47, has served as the Company’s Chief Operating Officer since May 2025. Mr. Sauerteig has also served as EQT Real Estate’s Managing Director of Fund Operations and Investor Relations since September 2022. Mr. Sauerteig is primarily responsible for overseeing the operational infrastructure and investor relations functions for EQT Real Estate’s private wealth initiatives, while also focusing on business development opportunities. Prior to joining EQT Real Estate, from January 2021 and until its sale in May 2022, Mr. Sauerteig served as Senior Vice President, Director of Operations and Communications for Resource REIT, a non-traded REIT with over $3 billion in multifamily assets. Mr. Sauerteig was central to the original fundraise efforts for Resource REIT, in addition to overseeing its day-to-day fund operations, communications and investor services teams. Prior to Resource REIT, Mr. Sauerteig served in a similar role at Resource Real Estate Opportunity REIT from September 2020 through January 2021, prior to its merger into Resource REIT. Mr. Sauerteig additionally held various senior roles with Resource Real Estate, the real estate division of Resource America, a NYSE publicly traded alternative asset management company with approximately $20 billion in assets. Beginning in 2009, Mr. Sauerteig participated in the launch, fundraise and eventual liquidation of 15 private real estate investment vehicles, raising approximately $300 million in equity in addition to the launch, fundraise, management and eventual sale of two interval funds, totaling over $1 billion in equity raised. Mr. Sauerteig began his career in 2007 as a wholesaler for Resource Real Estate. Mr. Sauerteig graduated with a BA degree in American History from the University of Pennsylvania.

Mr. Sauerteig has no family relationships with any of the Company’s directors or executive officers that would require disclosure under Item 401(d) of Regulation S-K and there are no transactions and no currently proposed transactions between Mr. Sauerteig and the Company (or any of its subsidiaries) that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 8, 2025, Mr. Sauerteig entered into an indemnification agreement with the Company in connection with his appointment as Chief Operating Officer of the Company, which remains in effect. Mr. Sauerteig’s indemnification agreement is in substantially the same form as those the Company has entered into with each of its directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 2, 2026	EQT Exeter Real Estate Income Trust, Inc.
		By:	/s/ Ali Houshmand
		Name:	Ali Houshmand
		Title:	President, Portfolio Manager and Director
(Principal Executive Officer)